Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


As an independent Certified Public Accountant, I hereby consent to the incorporation by reference in this Form S-2 Registration Statement of my Audit Report of AirTrax, Inc. dated March 29, 2004 included in the Form 10-KSB for the period ended December 31, 2003, and to all references to my Firm included in this registration statement.


/s/ Robert G. Jeffrey
---------------------
    Robert G. Jeffrey

    Wayne, New Jersey 07470

    June 14, 2004